Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-11 of our report dated March 12, 2021, relating to the financial statements of Phillips Edison & Company, Inc. and subsidiaries. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP

Cincinnati, Ohio
May 6, 2021